Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                                    Daniel S. Loeb
                                                     390 Park Avenue
                                                     New York, NY 10022


Date of Event Requiring Statement:                   06/27/07
Issuer and Ticker Symbol:                            AEP Industries Inc. (AEPI)
Relationship to Issuer:                              10% Owner
Designated Filer:                                    Third Point LLC


TABLE I INFORMATION

Title of Security:                                   Common Stock
Transaction Date                                     06/27/07
Transaction Code                                     S
Amount of Securities and Price                       641,100 at $44.00 per share
Securities Acquired (A) or Disposed of (D)           D
Amount of Securities Beneficially Owned
     Following Reported Transactions                 0
Ownership Form:                                      I
Nature of Indirect Beneficial Ownership:             (1)